UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 14, 2005-April 13, 2005

(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Kerr-McGee Corporation (the “Company”) has entered into a commitment letter, dated April 13, 2005 (the “Commitment Letter”), with J.P. Morgan Securities, Inc., JPMorgan Chase Bank, N.A. (“JPMorgan”), Lehman Brothers Inc. and Lehman Commercial Paper Inc. (“Lehman”) under which JPMorgan and Lehman have severally committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with the following four loan facilities totaling in the aggregate $6,000,000,000: (a) a senior secured 6-year term loan facility in the aggregate principal amount of $2,000,000,000 (the “6-Year Term Facility”), (b) a senior secured 2-year term loan facility in the aggregate principal amount of $2,000,000,000  (together with the 6-Year Term Facility, the “Term Facilities”), (c) a $1,000,000,000 senior secured 5-year revolving loan facility (together with the Term Facilities, the “Secured Facilities”) and (d) an unsecured interim facility in the aggregate principal amount of $1,000,000,000.  Each of the Secured Facilities will be secured by a perfected first priority security interest, subject to existing liens and customary exceptions and to the rights of the Company’s existing bondholders to be equally and ratably secured, in all of the Company’s tangible and intangible assets located in the United States (other than certain assets described in greater detail in the Commitment Letter), and all of the capital stock of the Company’s direct and indirect subsidiaries (other than certain subsidiaries to be agreed and limited, in the case of foreign subsidiaries, to 66% of the capital stock of the Company’s first tier foreign subsidiaries). The Company will use the facilities to refinance certain of its existing indebtedness, to finance its planned $4 billion modified “Dutch Auction” self tender offer for shares of its common stock, to pay related fees and expenses and for general corporate purposes. This summary description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which will be filed as an Exhibit to the Company’s Tender Offer Statement on Schedule TO which will be filed in connection with the tender offer referred to above.

As a result of the Company’s announcement regarding its planned $4 billion modified “Dutch Auction” self tender offer and the related financing described above, the Company understands that its secured debt ratings from Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., and Fitch Ratings have been reduced to BB+, Ba3 and BB, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: April 14, 2005